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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64290 of Internet Capital Group, Inc. on Form S-4 of our report dated February 4, 2000 (February 29, 2000, as to Note 13) relating to the consolidated financial statements of Onvia.com, Inc. and subsidiary for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
July 12, 2001